UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 22, 2005



                            American Oil & Gas, Inc.
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             (Exact name of registrant as specified in its charter)



           Nevada                       0-31547                 88-0451554
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(State or other jurisdiction       (Commission File            (IRS Employer
      of incorporation)                 Number)              Identification No.)

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                  1050 17th Street, Suite 1850 Denver, CO 80265
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (303) 991-0173


                                       N/A
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.        Unregistered Sales of Equity Securities.
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     On Friday, July 22, 2005, American Oil & Gas Inc. (the "Company") sold a total of 250,000 Units, with each Unit comprised of one share of its Series AA Convertible Preferred Stock ("Preferred Stock") and warrants to purchase shares of its $.001 par value common stock to accredited investors for $13.5 million. The Company will pay an 8% annual dividend on the Preferred Stock in cash or in equivalent shares of common stock, at the discretion of the Company.

     If, within the next 60 days, the Company is successful in establishing natural gas sales from the Sims 16-26 well currently drilling at the Fetter project, then each share of Preferred Stock is convertible into nine shares of common stock, which is a conversion rate of $6.00 per share, and the Company will issue warrants to purchase 2.7 shares of common stock at $6.00 per share for each share of Preferred Stock sold. If the Company is not able to establish natural gas sales from the Sims well within 60 days, then the Preferred Stock is convertible into twelve shares of common stock, which is a conversion rate of $4.50 per share and the Company will issue warrants to purchase 3.6 shares of common stock at $4.50 per share for each share of Preferred Stock sold. The warrants expire 18 months from the closing date, and the Company can call the warrants if the daily weighted average trading price of the Company's common stock averages at least 123% of the exercise price for 25 consecutive trading days.

     The Preferred Stock automatically converts into common stock on the third anniversary of closing or anytime sooner at the discretion of the preferred holders. The Company can require conversion of the Preferred Stock if the daily weighted average trading price of the Company's common stock averages at least 150% of the conversion price for 25 consecutive trading days.

     In connection with the funding, the Company agreed to pay placement fees of $510,000 and 3-year warrants to purchase common stock. If the conversion price is $6.00, the placement fees will include warrants to purchase 281,250 common shares at $6.00 per share. If the conversion price is $4.50, the placement fees will include warrants to purchase 375,000 common shares at $4.50 per share.

     The Company relied on exemptions from registration under the Securities Act of 1933, as amended, including, but not limited to, Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as the basis for this issuance. The Company also is required to file a registration statement within 75 days in order to register the resale of the common stock underlying the Preferred Stock and the common stock underlying the warrants.


Item 7.01.        Regulation FD Disclosure.
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     On July 25, 2005, the Company issued a press release entitled "American Oil
& Gas Announces $13.5 Million Funding." A copy of the press release is attached hereto as Exhibit 99.1.

     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this report shall not be deemed "filed" for the purpose of
Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01         Financial Statements and Exhibits.
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(c)  Exhibit

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Exhibit Number                        Description of Exhibit
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99.1                                  Press Release, dated July 25, 2005



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              American Oil & Gas, Inc.

                              Signature:   /s/ Andrew P. Calerich
                                           ------------------------------------
                                  Name:    Andrew P. Calerich
                                  Title:   President and Chief Financial Officer

Dated:   July 26, 2005